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                                                                     EXHIBIT 5.1

                     [Letterhead of Vinson & Elkins L.L.P.]

                                April 11, 2003

Doane Pet Care Company
Doane/Windy Hill Joint Venture, L.L.C.
DPC Investment Corp.
210 Westwood Place South
Brentwood,  Tennessee 37027

Ladies and Gentlemen:

      We have acted as counsel for Doane Pet Care Company, a Delaware corporation (the "Company"), with respect to the preparation of the Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company, as issuer, and by Doane/Windy Hill Joint Venture, L.L.C., a Texas limited liability company and DPC Investment Corp., a Delaware corporation, as guarantors (collectively, the "Guarantors"), with the Securities and Exchange Commission (the "Commission") in connection with (i) the issuance by the Company of up to $213,000,000 aggregate principal amount of its 10.75% Senior Notes due 2010 (the "New Notes") to be registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $213,000,000 aggregate principal amount of the Company's outstanding 10.75% Senior Notes due 2010 (the "Outstanding Notes") and (ii) the Guarantors' unconditional senior guarantees of the payment of the New Notes (the "New Guarantees") also to be registered pursuant to the Registration Statement under the Securities Act. The New Notes will be issued under an Indenture, dated as of February 28, 2003 (the "Indenture"), among the Company, the Guarantors and the Wilmington Trust Company, as trustee (the "Trustee").

      Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates, documents, instruments and records of the Company and the Guarantors, including the Indenture, and we reviewed such questions of law, as we considered appropriate.
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      Based on the foregoing, we are of the opinion that:

            (i) When the Registration Statement has become effective under the Securities Act, and the New Notes have been duly executed and authenticated in accordance with the Indenture and issued as contemplated in the Registration Statement, the New Notes will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

            (ii) When the Registration Statement has become effective under the Securities Act, and the New Guarantees have been duly executed and authenticated in accordance with the Indenture and issued as contemplated in the Registration Statement, the New Guarantees will constitute valid and legally binding obligations of the Guarantors, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

            (iii) The discussion and the legal conclusions set forth in the Registration Statement under the heading "Certain United States Federal Income Tax Considerations" are accurate and complete in all material respects and constitute our opinion, which is subject to the assumptions and qualifications set forth therein, as to the material tax consequences of the exchange of the Outstanding Notes for the New Notes.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                         Very truly yours,

                                         /s/ Vinson & Elkins L.L.P.
                                     ---------------------------
                                             VINSON & ELKINS L.L.P.


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